                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS














IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Gregory A. Burton, AVP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Record Second Quarter Diluted E.P.S. of 48 Cents, Up 14%
Record Securities Servicing Fee Revenue Up 33%
Return on Average Common Equity of 26.93%


NEW YORK, N.Y., July 17, 2000 -- The Bank of New York Company, Inc. (NYSE: BK) reports record second quarter diluted earnings per share of 48 cents, up 14% from the 42 cents earned in the second quarter of 1999. Net income for the second quarter was a record $356 million, up 10% from the $323 million earned in the same period last year. Diluted earnings per share were a record
93 cents for the first half of 2000, up 13% from the 82 cents earned last year. Net income for the first six months was a record $694 million, an increase of 9% over last year's $639 million. Last year's results included BNY Financial Corporation ("BNYFC") which was divested in the third quarter of 1999.
     "The second quarter results offer further evidence of the strength of our long-term strategy to deliver sustainable, high quality revenue and earnings growth," said Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to a record $403 million, or 33% for the quarter. Foreign exchange and other trading revenue increased to $71 million or 54% over last year, benefiting from a surge in global trading volumes and market share gains. Private client services and asset management fees grew 21% in the quarter, led by strong performance in all product areas. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 63% of total revenue in the second quarter, up from 61% last year.
     Return on average common equity for the second quarter of 2000 was 26.93% compared with 24.82% in the second quarter of 1999. Return on average assets for the second quarter of 2000 was 1.82% compared with 1.95% in the second quarter of 1999. For the first six months of 2000, return on average common equity totaled 27.00% compared with 24.65% in 1999. Return on average assets was 1.80% for the first six months of 2000 compared with 1.94% in 1999.
     Fees from the Company's securities servicing businesses reached a record $403 million for the second quarter compared with $302 million last year. For the first six months of 2000, fees from the Company's securities servicing businesses totaled a record $775 million, growing 31% compared with $593 million in 1999. Fee revenue was strong across all product lines with particular strength in global custody, depositary receipts ("DRs"), and global execution and clearing services. Fee revenue also benefited from the acquisition of the Royal Bank of Scotland Trust Bank ("RBSTB") in the fourth quarter of 1999. The Company continues to be the world's leading custodian with assets of $6.8 trillion. Cross-border custody assets now total
$2 trillion, reflecting the rapid expansion of worldwide capital markets.
DR trading activity reached an all time high, evidence of U.S. investor interest in global telecommunication, media, and technology industries as well as significant cross-border merger and acquisition activity.
     Private client services and asset management fees were $72 million for the quarter, up 21% over last year, led by continued superior investment performance by BNY Asset Management resulting in further new business, as well as by the acquisition of Estabrook Capital Management, Inc.
     Total revenues from global payment services, excluding trade finance, were up 10% from last year's second quarter, primarily due to strength in cash management. The introduction of CA$H-Register Plus (service mark), the Company's new browser-based delivery system for cash management services, has fueled revenue growth in the middle market and small business client segments. Trade finance revenues were down from a year ago primarily due to the sale of BNYFC and reduced pricing, driven by the improved risk profiles of select Asian and Latin American markets.
     Foreign exchange and other trading revenues for the quarter increased 54% over the second quarter of last year to $71 million. In the first six months of 2000, foreign exchange and other trading revenues were $147 million compared with $88 million last year. Foreign exchange revenues from the Company's global securities servicing customer base were particularly strong, due to increased transaction flows and customer penetration.
     Net interest income on a taxable equivalent basis for the second quarter increased to $477 million from $460 million in the first quarter of 2000. For the first six months of 2000, net interest income on a taxable equivalent basis was $937 million compared with $863 million in the first half of 1999.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 51 cents per share in the second quarter of 2000, up 16% from 44 cents per share in the second quarter of 1999. On the same basis, tangible return on average common equity was 41.77% in the second quarter of 2000 compared with 37.79% in 1999; and tangible return on average assets was 1.97% in the second quarter of 2000 compared with 2.11% in 1999. Tangible diluted earnings per share were 99 cents per share for the first six months of 2000, up 14%, compared with 87 cents per share in 1999. Tangible return on average common equity was 42.37% in the first six months of 2000 compared with 37.53% in 1999; and tangible return on average assets was 1.95% in the first six months of 2000 compared with 2.11% last year. Amortization of intangibles for the second quarter and the first six months of 2000 was $28 million and $56 million, respectively, compared with $27 million and $53 million last year.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.11% and 12.37% at June 30, 2000, compared with 7.39% and 11.49% at
March 31, 2000, and 7.63% and 11.52% at June 30, 1999. The leverage ratio was 6.82% at June 30, 2000, compared with 6.66% at March 31, 2000, and 7.65% one year ago. Tangible common equity as a percent of total assets was 5.15% at June 30, 2000, compared with 4.74% at March 31, 2000, and 5.59% one year ago. The decline in the leverage and tangible common equity ratios from 1999 primarily reflects the acquisition of RBSTB, which brought approximately
$10 billion in highly liquid, short-term assets and liabilities. In the second quarter of 2000, the Company repurchased approximately one million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                         2nd      1st      2nd
                                       Quarter  Quarter  Quarter   Year-to-date
                                       -------  -------  -------   ------------
(In millions)                           2000     2000     1999     2000    1999
                                        ----     ----     ----     ----    ----
Servicing Fees
  Securities                            $403     $372     $302     $775    $593
  Cash                                    65       66       70      131     139
                                        ----     ----     ----     ----    ----
                                         468      438      372      906     732
Private Client Services
 and Asset Management Fees                72       70       60      142     118
Service Charges and Fees                 104       90       91      194     176
Foreign Exchange and
 Other Trading Activities                 71       76       46      147      88
Securities Gains                          45       40       50       85     100
Other                                     20       23       32       43      62
                                        ----     ----     ----   ------  ------
Total Noninterest Income                $780     $737     $651   $1,517  $1,276
                                        ====     ====     ====   ======  ======

     Total noninterest income reached $780 million, up 20%, from $651 million in the prior year period. The decline in cash servicing fees reflects both lower trade finance fees as well as lower cash management and funds transfer fees due to customers' expanded use of compensating balances in lieu of fees in a rising rate environment. Service charges and fees increased to $104 million due to strong capital markets activity. Securities gains were $45 million compared with $40 million in the first quarter of 2000 and $50 million one year ago.

NET INTEREST INCOME

                             2nd         1st         2nd
                           Quarter     Quarter     Quarter      Year-to-date
                           -------     -------     -------      ------------
(In millions)               2000        2000        1999        2000    1999
                            ----        ----        ----        ----    ----
Net Interest Income         $477        $460        $427        $937    $863
Net Interest Rate
 Spread                     1.93%       1.96%       2.18%       1.94%   2.24%
Net Yield on Interest-
 Earning Assets             2.91        2.89        3.07        2.90    3.13


     Net interest income on a taxable equivalent basis was $477 million in the second quarter of 2000 compared with $460 million in the first quarter of 2000 and $427 million in the second quarter of 1999. The net interest rate spread was 1.93% in the second quarter of 2000, compared with 1.96% in the first quarter of 2000 and 2.18% one year ago. The net yield on interest-earning assets was 2.91% compared with 2.89% in the first quarter of 2000 and 3.07% in last year's second quarter.
     For the first six months of 2000, net interest income on a taxable equivalent basis, amounted to $937 million compared with $863 million in the first half of 1999. The year-to-date net interest rate spread was 1.94% in 2000 compared with 2.24% in 1999, while the net yield on interest-earning assets was 2.90% in 2000 and 3.13% in 1999.
     The expansion of the Company's securities servicing, global payment services, and asset management businesses continues to generate increased levels of deposits. These additional deposits were invested in high quality liquid assets which increased net interest income, although lowering the net interest-rate spread. The improvement in the yield from the first quarter of

2000 reflects the growing value of interest-free deposits generated by the Company's securities and fiduciary businesses.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the second quarter of 2000 was $628 million, compared with $513 million in 1999. The increase was principally due to acquisitions and technology investment.
     The efficiency ratio for the second quarter of 2000 was 51.9% compared with 52.1% in the first quarter of 2000 and 49.9% in the second quarter of 1999. For the first half of 2000, the efficiency ratio was 52.0% compared with 50.1% last year.
     The effective tax rate remained unchanged at 34.9% for the second quarter and the first six months of 2000 and 1999.

NONPERFORMING ASSETS

                                                                   Change
                                                                 6/30/00 vs.
(Dollars in millions)                 6/30/00       3/31/00        3/31/00
                                     --------      --------       --------
Loans:
     Other Commercial                  $ 45          $ 27           $18
     Foreign                             54            63            (9)
     Regional Commercial                 33            29             4
     Loans Available for Sale            23            32            (9)
                                       ----          ----           ----
  Total Loans                           155           151             4
Other Real Estate                         7             8            (1)
                                       ----          ----           ----
        Total                          $162          $159           $ 3
                                       ====          ====           ====

Nonperforming Assets Ratio              0.4%          0.4%
Allowance/Nonperforming Loans         393.4         398.2
Allowance/Nonperforming Assets        376.4         378.1


     Nonperforming assets totaled $162 million at June 30, 2000, compared with $159 million at March 31, 2000. At June 30, 2000, remaining credit exposures of loans available for sale totaled $246 million with outstandings of $144 million compared with $389 million and $275 million at March 31, 2000, respectively.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  2nd          1st          2nd
                                Quarter      Quarter      Quarter   Year-to-date
                                -------      -------      -------   ------------
(In millions)                     2000         2000        1999     2000    1999
                                  ----         ----        ----     ----    ----
Provision                         $ 25         $ 20        $ 15     $ 45    $ 30
                                  ====         ====        ====     ====    ====
Net(Charge-offs)Recoveries:
  Commercial Real Estate          $  -         $  -        $  1     $  -    $ (1)
  Other Commercial                 (14)         (13)        (13)     (27)    (20)
  Consumer                          (1)          (1)         (1)      (2)     (2)
  Foreign                            -            -          (2)       -     (11)
  Other                              -           (1)          -       (1)      -
                                  -----        -----       -----    -----   -----
     Total                        $(15)        $(15)       $(15)    $(30)   $(34)
                                  =====        =====       =====    =====   =====

Other Real Estate Expenses        $  1         $  1        $  -     $  2    $  -



     The allowance for credit losses increased to $610 million, or 1.57% of loans at June 30, 2000, compared with $600 million, or 1.48% of loans at March 31, 2000, and $595 million, or 1.55% of loans at June 30, 1999. The ratio of the allowance to nonperforming assets was 376.4% at June 30, 2000, compared with 378.1% at March 31, 2000, and 271.0% at June 30, 1999.

                          ***************************
(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2000       1999      Change
                                                   ----       ----      ------
For the Three Months Ended June 30:
------------------------------------
  Net Income                                    $   356    $   323      10.3%
    Per Common Share:
      Basic                                     $  0.49    $  0.42      16.7
      Diluted                                      0.48       0.42      14.3
      Cash Dividends Paid                          0.16       0.14      14.3

  Return on Average Common Shareholders'
      Equity                                      26.93%     24.82%
  Return on Average Assets                         1.82       1.95


For the Six Months Ended June 30:
------------------------------------
  Net Income                                    $   694    $   639       8.6%
    Per Common Share:
      Basic                                     $  0.95    $  0.84      13.1
      Diluted                                      0.93       0.82      13.4
      Cash Dividends Paid                          0.32       0.28      14.3

  Return on Average Common Shareholders'
      Equity                                      27.00%     24.65%
  Return on Average Assets                         1.80       1.94


As of June 30:
-----------------
  Assets                                        $76,063    $67,771      12.2%
  Loans                                          38,118     38,387      (0.7)
  Securities                                      6,688      6,022      11.1
  Deposits - Domestic                            28,973     26,858       7.9
           - Foreign                             26,364     20,619      27.9
  Long-Term Debt                                  2,829      2,277      24.2
  Minority Interest - Preferred Securities        1,500      1,500         -
  Preferred Shareholders' Equity                      1          1         -
  Common Shareholders' Equity                     5,506      5,279       4.3

  Common Shareholders' Equity Per Share            7.46       6.95       7.4
  Market Value Per Share of Common Stock          46.50      36.69      26.7

  Allowance for Credit Losses as a Percent
    of Loans                                       1.57%      1.55%
  Tier 1 Capital Ratio                             8.11       7.63
  Total Capital Ratio                             12.37      11.52
  Leverage Ratio                                   6.82       7.65
  Tangible Common Equity Ratio                     5.15       5.59


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                               For the three        For the six
                                                                months ended        months ended
                                                                  June 30,            June 30,

                                                              2000       1999     2000       1999
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                       $  735      $ 659   $1,451     $1,319
Securities
  Taxable                                                       78         63      157        128
  Exempt from Federal Income Taxes                              15         12       31         22
                                                            ------      -----    -----      -----
                                                                93         75      188        150
Deposits in Banks                                               66         54      137        118
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                        69         46      118         99
Trading Assets                                                 144          5      246         10
                                                            ------      -----    -----      -----
    Total Interest Income                                    1,107        839    2,140      1,696
                                                            ------      -----    -----      -----
Interest Expense
----------------
Deposits                                                       521        324      992        641
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                                    32         36       69         67
Other Borrowed Funds                                            42         28       70         75
Long-Term Debt                                                  49         35       98         70
                                                            ------      -----    -----      -----
    Total Interest Expense                                     644        423    1,229        853
                                                            ------      -----    -----      -----
Net Interest Income                                            463        416      911        843
-------------------
Provision for Credit Losses                                     25         15       45         30
                                                            ------      -----    -----      -----
Net Interest Income After Provision for
 Credit Losses                                                 438        401      866        813
                                                            ------      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    403        302      775        593
 Cash                                                           65         70      131        139
                                                            ------      -----    -----      -----
                                                               468        372      906        732
Private Client Services and
 Asset Management Fees                                          72         60      142        118
Service Charges and Fees                                       104         91      194        176
Securities Gains                                                45         50       85        100
Other                                                           91         78      190        150
                                                            ------      -----    -----      -----
    Total Noninterest Income                                   780        651    1,517      1,276
                                                            ------      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 366        311      725        622
Net Occupancy                                                   45         40       89         81
Furniture and Equipment                                         27         21       53         45
Other                                                          190        141      364        274
                                                            ------      -----    -----      -----
    Total Noninterest Expense                                  628        513    1,231      1,022
                                                            ------      -----    -----      -----
Income Before Income Taxes                                     590        539    1,152      1,067
Income Taxes                                                   206        188      401        372
Distribution on Trust Preferred Securities                      28         28       57         56
                                                            ------      -----    -----      -----
Net Income                                                  $  356      $ 323    $ 694      $ 639
----------                                                  ======      =====    =====      =====
Net Income Available to Common Shareholders                 $  356      $ 323    $ 694      $ 639
-------------------------------------------                 ======      =====    =====      =====

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.49      $0.42    $0.95      $0.84
   Diluted Earnings                                           0.48       0.42     0.93       0.82
   Cash Dividends Paid                                        0.16       0.14     0.32       0.28
Diluted Shares Outstanding                                     745        773      743        776


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            June 30,          December 31,
                                                              2000                1999
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 4,167             $ 3,276
Interest-Bearing Deposits in Banks                           4,729               6,850
Securities:
  Held-to-Maturity                                             921                 871
  Available-for-Sale                                         5,767               6,028
                                                           -------             -------
    Total Securities                                         6,688               6,899
Trading Assets at Fair Value                                10,562               8,715
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                  4,554               5,383
Loans (less allowance for credit losses of $610 in 2000
 and $595 in 1999)                                          37,508              36,952
Premises and Equipment                                         885                 893
Due from Customers on Acceptances                            1,194                 739
Accrued Interest Receivable                                    331                 319
Other Assets                                                 5,445               4,730
                                                           -------             -------
     Total Assets                                          $76,063             $74,756
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $13,671             $12,162
 Interest-Bearing
   Domestic Offices                                         15,851              16,319
   Foreign Offices                                          25,815              27,270
                                                           -------             -------
     Total Deposits                                         55,337              55,751
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,455               1,318
Other Borrowed Funds                                         4,028               3,825
Acceptances Outstanding                                      1,196                 740
Accrued Taxes and Other Expenses                             2,887               2,644
Accrued Interest Payable                                       111                 131
Other Liabilities                                            1,213                 893
Long-Term Debt                                               2,829               2,811
                                                           -------             -------
     Total Liabilities                                      69,056              68,113
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
 Trust Securities of Subsidiary Trust Holding Solely
 Junior Subordinated Debentures                              1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2000 and 16,787 shares in 1999                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  982,085,224 shares in 2000 and
  977,961,165 shares in 1999                                 7,366               7,335
 Additional Capital                                            395                 315
 Retained Earnings                                           3,079               2,620
 Accumulated Other Comprehensive Income                         57                  30
                                                           -------             -------
                                                            10,898              10,301
 Less: Treasury Stock (242,441,759 shares in 2000
        and 237,747,242 shares in 1999), at cost             5,381               5,148
       Loan to ESOP (1,444,005 shares in 2000
        and 1,444,005 in 1999), at cost                         10                  10
                                                           -------             -------
     Total Shareholders' Equity                              5,507               5,143
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $76,063             $74,756
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months              For the three months
                                            ended June 30, 2000               ended June 30, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,167       $  66       5.11%    $ 5,024       $  54      4.31%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,413          69       6.32       3,949          46      4.66
Loans
 Domestic Offices                       19,424         358       7.42      20,704         362      7.02
 Foreign Offices                        20,328         377       7.45      19,310         297      6.16
                                       -------       -----                -------       -----
   Total Loans                          39,752         735       7.44      40,014         659      6.60
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             2,123          32       6.00       2,512          36      5.82
 U.S. Government Agency Obligations      1,132          19       6.85         875          14      6.40
 Obligations of States and
  Political Subdivisions                   615          12       8.00         580          11      7.90
 Other Securities, including
  Trading Securities                    12,749         188       5.91       2,740          30      4.31
                                       -------       -----                -------       -----
   Total Securities                     16,619         251       6.06       6,707          91      5.46
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,951       1,121       6.84%     55,694         850      6.12%
                                                     -----                              -----
Allowance for Credit Losses               (600)                              (630)
Cash and Due from Banks                  3,435                              3,075
Other Assets                             9,936                              8,398
                                       -------                            -------
   TOTAL ASSETS                        $78,722                            $66,537
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,797          71       4.95%    $ 5,195          54      4.13%
 Savings                                 7,678          48       2.50       7,821          43      2.22
 Certificates of Deposit
  $100,000 & Over                          423           6       5.30         591           7      4.75
 Other Time Deposits                     1,991          25       5.09       2,123          22      4.25
 Foreign Offices                        29,176         371       5.12      19,652         198      4.04
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       45,065         521       4.65      35,382         324      3.67
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,400          32       5.43       3,370          36      4.26
Other Borrowed Funds                     2,442          42       6.81       2,153          28      5.25
Long-Term Debt                           2,823          49       6.94       2,233          35      6.30
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $52,730         644       4.91%     43,138         423      3.94%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,224                             10,640
Other Liabilities                        7,951                              6,044
Minority Interest-Preferred Securities   1,500                              1,500
Common Shareholders' Equity              5,317                              5,215
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $78,722                            $66,537
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 477       1.93%                  $ 427      2.18%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.91%                             3.07%
                                                                 ====                              ====

                            THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                             For the six months                For the six months
                                            ended June 30, 2000               ended June 30, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,781       $ 137       4.76%    $ 5,158       $ 118      4.61%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,030         118       5.90       4,229          99      4.71
Loans
 Domestic Offices                       19,768         720       7.32      20,263         724      7.21
 Foreign Offices                        20,242         731       7.27      19,407         596      6.19
                                       -------       -----                -------       -----
   Total Loans                          40,010       1,451       7.30      39,670       1,320      6.71
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             2,449          74       6.05       2,552          73      5.77
 U.S. Government Agency Obligations        979          33       6.75         866          28      6.36
 Obligations of States and
  Political Subdivisions                   603          24       8.01         603          23      7.80
 Other Securities, including
  Trading Securities                    11,181         329       5.92       2,538          55      4.37
                                       -------       -----                -------       -----
   Total Securities                     15,212         460       6.08       6,559         179      5.51
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,033       2,166       6.70%     55,616       1,716      6.22%
                                                     -----                              -----
Allowance for Credit Losses               (604)                              (633)
Cash and Due from Banks                  3,359                              3,075
Other Assets                             9,842                              8,217
                                       -------                            -------
   TOTAL ASSETS                        $77,630                            $66,275
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,660         137       4.85%    $ 5,186         106      4.12%
 Savings                                 7,663          94       2.48       7,808          86      2.21
 Certificates of Deposit
  $100,000 & Over                          444          12       5.38         624          15      4.84
 Other Time Deposits                     2,097          51       4.90       2,188          47      4.34
 Foreign Offices                        28,434         698       4.94      19,127         387      4.08
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       44,298         992       4.51      34,933         641      3.70
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,596          69       5.33       3,181          67      4.24
Other Borrowed Funds                     2,219          70       6.36       2,886          75      5.29
Long-Term Debt                           2,823          98       6.89       2,180          70      6.41
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $51,936       1,229       4.76%     43,180         853      3.98%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,258                             10,532
Other Liabilities                        7,769                              5,863
Minority Interest-Preferred Securities   1,500                              1,473
Common Shareholders' Equity              5,167                              5,227
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $77,630                            $66,275
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 937       1.94%                  $ 863      2.24%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.90%                             3.13%
                                                                 ====                              ====


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